Exhibit 23.1


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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 18, 1996, except as to the third paragraph of Note E, for which the date is January 31, 1996 on our audits of the consolidated financial statements of Teradyne, Inc. as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, appearing in the Annual Report on Form 10-K of Teradyne, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1934.



                                                    /s/ Coopers & Lybrand L.L.P.
                                                    ----------------------------
                                                    COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
June 27, 1996
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